UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2020, the Board of Directors of IDT Corporation (the “Company”) adopted the Company’s Fifth Amended and Restated By-Laws, effective as of March 26, 2020, with the following effect:

•	Amending Article II, Section 2 and Article III, Section 1 to provide that directors will be elected to the board of directors by a majority vote of stockholders, not by a plurality vote of stockholders.
•	Amending Article II, Section 7; Article III, Section 4; and Article VI, Section 1 to allow (or clarify provisions) for electronic delivery of notice under the Second Amended and Restated By-Laws.
•	Adding Article V, Section 5 authorizing uncertificated shares.
•	Amending Article VIII to provide for indemnification of officers and directors to the maximum extent provided for under the Delaware General Corporation Law without the requirement for pre-approval by the board of directors, outside counsel, or the stockholders of the Company.

The foregoing description of changes to the Company’s By-Laws is qualified in its entirety by reference to the text of the Company’s Fifth Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
3.1	IDT Corporation Fifth Amended and Restated By-Laws (as amended on March 26, 2020)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: March 27, 2020

EXHIBIT INDEX

Exhibit Number	Document
3.1	IDT Corporation Fifth Amended and Restated By-Laws (as amended on March 26, 2020)